Exhibit (c)(5) PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION PRESENTATION TO THE INDEPENDENT DIRECTORS OF SHELL MIDSTREAM PARTNERS GP LLC April 25, 2022

CONFIDENTIAL

SHLX Trading Analysis Since Initial Proposal

Price Performance and Volume Since Initial Proposal



$15.00
$14.50
$14.00
$13.50
$13.00
$12.89
$12.50
$12.00
$11.50
Unit Price ($) | Indexed to SHLX
10,000
8,000
6,000
4,000
2,000
--
Volume (000)
AMNA: +14%
Diversified: +12%
SHLX: $14.25 +11%
LT&S: +8%
4/21 Proposal: $14.02
Initial Proposal: $12.89
Unaffected 30-Day ADTV: 1,288
2/10/22 (Unaffected)
2/16/22
2/23/22
3/01/22
3/07/22
3/14/22
3/21/22
3/28/22
4/01/22
4/07/22
4/14/22
4/21/22
Volume
LT&S Peers(1)
Diversified Peers(2)
4/21 Proposal
SHLX
Initial Proposal
AMNA
Unaffected 30-Day ADTV

Cumulative Price Performance Since Initial Proposal

		SHLX	Perf. Since Proposal				Relative Perf. Since Proposal		
Date		Closing Price	SHLX	LT&S	Diversified	AMNA	LT&S	Diversified	AMNA
Unaffect.	2/10/22	$12.89							
T+1	2/11/22	$13.68	+6.1%	+3.5%	+2.3%	+2.5%	+2.6%	+3.8%	+3.7%
T+2	2/14/22	$13.63	+5.7%	+1.5%	(0.0%)	+0.3%	+4.2%	+5.8%	+5.4%
T+3	2/15/22	$13.63	+5.7%	+0.4%	(0.4%)	(0.1%)	+5.4%	+6.2%	+5.8%
T+4	2/16/22	$13.65	+5.9%	+0.3%	(0.6%)	+0.1%	+5.6%	+6.5%	+5.8%
T+5	2/17/22	$13.60	+5.5%	(1.2%)	(1.4%)	(0.4%)	+6.7%	+6.9%	+5.9%
T+44	4/14/22	$14.24	+10.5%	+4.9%	+11.0%	+13.7%	+5.6%	(0.6%)	(3.3%)
T+45	4/18/22	$14.20	+10.2%	+4.4%	+11.5%	+13.9%	+5.7%	(1.3%)	(3.7%)
T+46	4/19/22	$14.29	+10.9%	+5.8%	+12.2%	+14.5%	+5.1%	(1.3%)	(3.6%)
T+47	4/20/22	$14.38	+11.6%	+8.8%	+13.4%	+15.8%	+2.7%	(1.8%)	(4.2%)
T+48	4/21/22	$14.25	+10.6%	+8.2%	+12.2%	+14.4%	+2.4%	(1.7%)	(3.8%)

Relative Trading Volumes Since Initial Proposal

		SHLX		LT&S % of 30d Avg.		Diversified % of 30d Avg.	
Date		Units (mm)	% of 30d Avg.(3)	Peer Average	Relative %	Peer Average	Relative %
Unaffect.	2/10/22	2.0	155%	109%	46%	127%	28%
T+1	2/11/22	9.5	734%	168%	566%	138%	596%
T+2	2/14/22	3.8	296%	115%	181%	109%	187%
T+3	2/15/22	2.3	177%	92%	86%	82%	96%
T+4	2/16/22	2.2	168%	101%	67%	79%	89%
T+5	2/17/22	2.8	216%	135%	81%	84%	132%
T+44	4/14/22	1.0	81%	88%	(7%)	58%	23%
T+45	4/18/22	0.7	55%	85%	(29%)	91%	(35%)
T+46	4/19/22	0.8	59%	79%	(19%)	70%	(11%)
T+47	4/20/22	1.3	99%	86%	13%	82%	18%
T+48	4/21/22	1.5	117%	97%	19%	102%	14%

Note: Market data as of April 21, 2022.

(1) Includes GEL, HEP, MMP, NS and PBFX.

(2) Includes ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB.

(3) SHLX 30-day ADTV based on 30 trading days prior to receiving the proposal.

Source: FactSet, company disclosure.

INTREPID

1

Peer and Index Trading Performance Since Initial Proposal Represents cumulative trading performance since 2/10/22 Select Diversified Peers Select LT&S Peers 18.7% 18.4% 16.5% 15.1% 14.4% 13.4% 12.7% Median (Diversified): 13.1% 12.2% 10.8% 10.6% 8.2% 8.1% 7.5% 7.2% 6.0% 2.2% 1.8% Note: Market data as of April 21, 2022. 2 Source: FactSet.

Illustrative Market-Adjusted Unit Price and Premiums Analysis Select Peer and Index Performance Implied Market Unaff. Unit Price Through 4/21/22 Adj. SHLX Market-adjusted SHLX Unit Price at Illustrative Premiums (2/10/22) Benchmark Trading Perf. Unit Price 10% 15% 20% AMNA Index +14.4% $14.74 $16.22 $16.95 $17.69 Prem. to Unaffected SHLX Unit Price 25.8% 31.5% 37.3% (1) $12.89 Median of Diversified Peers +13.1% $14.57 $16.03 $16.76 $17.49 Prem. to Unaffected SHLX Unit Price 24.4% 30.0% 35.7% (2) Median of LT&S Peers +7.2% $13.82 $15.20 $15.89 $16.58 Prem. to Unaffected SHLX Unit Price 17.9% 23.3% 28.6% Note: Market data as of April 21, 2022. (1) Includes ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB. (2) Includes GEL, HEP, MMP, NS and PBFX. 3 Source: FactSet.

Comparison of the 4/21 Proposal to Precedent Transactions Premiums Shell Midstream Trading Metrics and Implied Premium/(Discount) Unaffected T-1 10-Day VWAP 20-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP 52-Wk High 52-Wk Low Reference $12.89 $12.77 $12.83 $12.69 $12.08 $12.10 $16.14 $10.86 Metric: 4/21 Proposal Implied Premium/(Discount) vs. All-Cash MLP Buy-In Precedent Transaction Premiums 247% 56% 47% 47% 47% 43% 45% 35% 29% 12% 16% 16% 14% 13% 12% 12% 12% 12% 10% 10% 9% 18% 9% 3% 3% 3% 2% (9%) (4%) (9%) (13%) (17%) 4/21 Proposal Implied Premium/(Discount) vs. All MLP Buy-In Precedent Transaction Premiums 261% 56% 47% 47% 47% 43% 35% 29% 29% 12% 16% 16% 10% 10% 10% 10% 10% 9% 9% 9% 9% 8% 14% (1%) 0% (3%) (10%) (9%) (4%) 1% (13%) (61%) Precedents (High-Low Range) Precedents (Mean) Precedents (Median) 4/21 Proposal 4 Source: Company disclosure, Wall Street research, FactSet.

Preliminary Illustrative Valuation Analysis | Adjusted 4/8/22 Forecast (1) Implied Unit Price ($/unit) Methodology Metrics Range 4/21 Proposal: $14.02 Current Price: $14.25 Unaffected 52-Week Trading Range Market Trading $10.86 $16.14 (Low - High) (2) Wall Street Unit Price Target Range $12.50 $14.00 (Low - High) Research Trading Refer to Trading Comparables Range of Metrics (3) $13.78 $16.27 Valuation Analysis Comparables Precedent Refer to Precedent Transactions Range of Metrics $13.66 $19.33 (3) Valuation Analysis Transactions Precedent Premium to Unaffected Unit 10.0% - 15.0% $14.18 $14.82 Price: $12.89 Premiums Paid Cost of Equity: 12.50% - 7.50% PV of Levered FCF $13.18 $17.20 Terminal Yield: 13.75% - 11.75% Discounted Cash Flow Cost of Equity: 12.50% - 7.50% PV of LP DPU $13.13 $17.90 Terminal Yield: 7.75% - 6.50% $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of April 21, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of December 31, 2021. (2) Forward target price. 5 (3) Reflects average low and average high implied unit price. Source: SHLX management, Wall Street research, public disclosure, FactSet, Bloomberg. For Reference Only

Implied Premiums and Valuation Metrics at Various Unit Prices Market data as of the unaffected date (2/10/22) Shell Midstream Precedents 4/14 CC ($mm, unless per unit data) 100% Cash 2/11 Prop. 4/21 Prop. Current Counter Unit Price $12.89 $14.02 $14.25 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 $17.50 (Median) Implied Prem./(Disc.) to Metric Current Price (as of 4/21/22) $14.25 (10%) (2%) -- 2% 5% 9% 12% 16% 19% 23% 12% Unaffected Price (as of 2/10/22) $12.89 -- 9% 11% 12% 16% 20% 24% 28% 32% 36% 12% Unaffected 10-day VWAP $12.77 1% 10% 12% 14% 17% 21% 25% 29% 33% 37% 12% Unaffected 20-day VWAP $12.83 0% 9% 11% 13% 17% 21% 25% 29% 32% 36% 12% Unaffected 30-day VWAP $12.69 2% 10% 12% 14% 18% 22% 26% 30% 34% 38% 13% Unaffected 60-day VWAP $12.08 7% 16% 18% 20% 24% 28% 33% 37% 41% 45% 14% Unaffected 90-day VWAP $12.10 7% 16% 18% 20% 24% 28% 32% 36% 41% 45% 12% Unaffected 52-week VWAP $13.06 (1%) 7% 9% 11% 15% 19% 23% 26% 30% 34% -- Unaffected 52-week High $16.14 (20%) (13%) (12%) (10%) (7%) (4%) (1%) 2% 5% 8% (9%) Unaffected 52-week Low $10.86 19% 29% 31% 34% 38% 43% 47% 52% 57% 61% 45% Units Unit Ownership Shell 269.5 $3,473 $3,778 $3,840 $3,907 $4,042 $4,177 $4,311 $4,446 $4,581 $4,716 Unaffiliated Public 123.8 $1,596 $1,736 $1,765 $1,796 $1,857 $1,919 $1,981 $2,043 $2,105 $2,167 (x) Total Units 393.3 (1) $5,070 $5,514 $5,604 $5,703 $5,899 $6,096 $6,293 $6,489 $6,686 $6,883 Total Equity Value (+) Debt and Capitalized Leases $2,718 (+) Preferred Equity 1,200 (-) Cash (361) Total Enterprise Value $8,627 $9,071 $9,161 $9,260 $9,456 $9,653 $9,850 $10,046 $10,243 $10,440 Peer Range Multiple & Yield Analysis (2) Metric Median 2022E LP DCF Yield $611 12.1% 11.1% 10.9% 10.7% 10.4% 10.0% 9.7% 9.4% 9.1% 8.9% 13.7% / 11.2% (3) 2022E LP DCF Yield (Norm.) $660 13.0% 12.0% 11.8% 11.6% 11.2% 10.8% 10.5% 10.2% 9.9% 9.6% 13.7% / 11.2% (3) 2023E LP DCF Yield (Norm.) $713 14.1% 12.9% 12.7% 12.5% 12.1% 11.7% 11.3% 11.0% 10.7% 10.4% 17.8% / 11.7% LQA Dist. / Div. Yield $1.20 9.3% 8.6% 8.4% 8.3% 8.0% 7.7% 7.5% 7.3% 7.1% 6.9% 7.4% / 5.9% Debt/'21A Cons. Asset EBITDA $720 3.8x + Equity Distributions Note: Market data as of April 21, 2022. SHLX metrics are net of non-controlling interest ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB. and reflect the Adj. 4/8/22 forecast. (3) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 (1) Assumes no value ascribed to the GP. levels). 6 (2) Reflects LT&S Peer Median / Large-Cap Diversified Peer Median. LT&S Peers Source: Company disclosure, Wall Street research, FactSet. include: GEL, HEP, MMP, NS and PBFX. Large-Cap Diversified Peers include:

Implied Premiums and Valuation Metrics at Various Unit Prices Market data as of 4/21/22 Shell Midstream Precedents 4/14 CC ($mm, unless per unit data) 100% Cash 2/11 Prop. 4/21 Prop. Current Counter Unit Price $12.89 $14.02 $14.25 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 $17.50 (Median) Implied Prem./(Disc.) to Metric Current Price (as of 4/21/22) $14.25 (10%) (2%) -- 2% 5% 9% 12% 16% 19% 23% -- VWAP Since Init. Prop. (2/10/22) $13.92 (7%) 1% 2% 4% 8% 11% 15% 19% 22% 26% -- Current 10-day VWAP $14.28 (10%) (2%) (0%) 2% 5% 9% 12% 16% 19% 23% 12% Current 20-day VWAP $14.24 (9%) (2%) 0% 2% 5% 9% 12% 16% 19% 23% 12% Current 30-day VWAP $14.11 (9%) (1%) 1% 3% 6% 10% 13% 17% 21% 24% 13% Current 60-day VWAP $13.75 (6%) 2% 4% 5% 9% 13% 16% 20% 24% 27% 14% Current 90-day VWAP $13.30 (3%) 5% 7% 9% 13% 17% 20% 24% 28% 32% 12% Current 52-week VWAP $13.32 (3%) 5% 7% 9% 13% 16% 20% 24% 28% 31% -- Current 52-week High $16.14 (20%) (13%) (12%) (10%) (7%) (4%) (1%) 2% 5% 8% (9%) Current 52-week Low $10.86 19% 29% 31% 34% 38% 43% 47% 52% 57% 61% 45% Units Unit Ownership Shell 269.5 $3,473 $3,778 $3,840 $3,907 $4,042 $4,177 $4,311 $4,446 $4,581 $4,716 Unaffiliated Public 123.8 $1,596 $1,736 $1,765 $1,796 $1,857 $1,919 $1,981 $2,043 $2,105 $2,167 (x) Total Units 393.3 (1) $5,070 $5,514 $5,604 $5,703 $5,899 $6,096 $6,293 $6,489 $6,686 $6,883 Total Equity Value (+) Debt and Capitalized Leases $2,718 (+) Preferred Equity 1,200 (-) Cash (361) Total Enterprise Value $8,627 $9,071 $9,161 $9,260 $9,456 $9,653 $9,850 $10,046 $10,243 $10,440 Peer Range Multiple & Yield Analysis (2) Metric Median 2022E LP DCF Yield $611 12.1% 11.1% 10.9% 10.7% 10.4% 10.0% 9.7% 9.4% 9.1% 8.9% 13.7% / 11.2% (3) 2022E LP DCF Yield (Norm.) $660 13.0% 12.0% 11.8% 11.6% 11.2% 10.8% 10.5% 10.2% 9.9% 9.6% 13.7% / 11.2% (3) 2023E LP DCF Yield (Norm.) $713 14.1% 12.9% 12.7% 12.5% 12.1% 11.7% 11.3% 11.0% 10.7% 10.4% 17.8% / 11.7% LQA Dist. / Div. Yield $1.20 9.3% 8.6% 8.4% 8.3% 8.0% 7.7% 7.5% 7.3% 7.1% 6.9% 7.4% / 5.9% Debt/'21A Cons. Asset EBITDA $720 3.8x + Equity Distributions Note: Market data as of April 21, 2022. SHLX metrics are net of non-controlling interest ENB, EPD, ET, KMI, MPLX, OKE, PAA and WMB. and reflect the Adj. 4/8/22 forecast. (3) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 (1) Assumes no value ascribed to the GP. levels). 7 (2) Reflects LT&S Peer Median / Large-Cap Diversified Peer Median. LT&S Peers Source: Company disclosure, Wall Street research, FactSet. include: GEL, HEP, MMP, NS and PBFX. Large-Cap Diversified Peers include:

CONFIDENTIAL

Comparable Public Company Trading Analysis

($ in billions, except per share/unit data)

Group	Company	Sh./Unit Price	Market Cap.	TEV	TEV/EBITDA 2022E	TEV/EBITDA 2023E	LP DCF Yield 2022E	LP DCF Yield 2023E	FCF Yield[1] 2022E	FCF Yield[1] 2023E	Distribution Yield LQA	Distribution Yield 2022E	Distribution Yield 2023E	LP Dist. Coverage 2022E	LP Dist. Coverage 2023E	Lev. (LTM EBITDA) Debt	Lev. (LTM EBITDA) Adj. Debt[2]	'22E - '24E CAGR DCF	'22E - '24E CAGR Distr.
LT&S Peers	Magellan Midstream Partners	$52.33	$11.1	$15.8	11.3x	10.9x	10.0%	10.6%	9.0%	8.8%	7.9%	8.0%	8.1%	1.3x	1.3x	3.7x	3.7x	3%	1%
LT&S Peers	NuStar	16.59	1.8	6.4	9.0x	8.7x	19.3%	19.6%	11.0%	11.3%	9.6%	9.6%	9.6%	2.0x	2.0x	4.7x	5.7x	3%	0%
LT&S Peers	Genesis Energy	12.69	1.6	5.9	10.5x	8.7x	11.7%	17.8%	2.0%	16.1%	4.7%	4.7%	4.7%	2.5x	3.8x	5.1x	6.0x	34%	2%
LT&S Peers	Holly Energy Partners	18.94	2.4	4.1	10.2x	9.3x	13.7%	15.6%	12.0%	14.0%	7.4%	7.6%	8.8%	1.8x	1.8x	4.2x	4.2x	10%	17%
LT&S Peers	PBF Logistics	16.50	1.0	1.6	7.5x	7.3x	17.1%	18.4%	16.6%	17.8%	7.3%	7.3%	7.3%	2.4x	2.5x	2.6x	2.6x	12%	N/A
Diversified Peers	Enbridge	$46.31	$94.1	$174.0	14.3x	13.9x	9.2%	9.4%	5.3%	6.3%	5.9%	5.9%	5.9%	1.6x	1.6x	4.1x	4.2x	1%	0%
Diversified Peers	Energy Transfer	11.65	35.9	98.7	8.3x	8.1x	18.8%	19.4%	13.8%	15.3%	6.0%	7.2%	9.1%	2.6x	2.1x	3.8x	4.1x	3%	19%
Diversified Peers	Enterprise Products	27.14	59.1	89.4	9.9x	9.6x	11.5%	12.0%	9.0%	8.6%	6.9%	6.9%	7.1%	1.7x	1.7x	3.5x	3.7x	4%	3%
Diversified Peers	Kinder Morgan	19.79	44.9	76.1	10.4x	10.3x	10.8%	11.4%	7.9%	8.0%	5.6%	5.6%	5.8%	1.9x	2.0x	4.1x	4.1x	2%	4%
Diversified Peers	Williams	35.68	43.4	69.2	11.4x	11.1x	8.9%	9.4%	6.0%	6.6%	4.8%	4.8%	5.0%	1.9x	1.9x	4.1x	4.1x	4%	5%
Diversified Peers	MPLX	34.83	35.3	55.8	9.8x	9.6x	13.2%	13.7%	11.1%	11.3%	8.1%	8.3%	8.5%	1.6x	1.6x	3.4x	3.5x	2%	5%
Diversified Peers	ONEOK	71.47	31.9	45.5	12.3x	11.5x	9.0%	9.5%	6.8%	7.8%	5.2%	5.3%	5.4%	1.7x	1.8x	4.1x	4.1x	6%	3%
Diversified Peers	Plains All American	11.35	8.0	22.3	9.8x	9.3x	18.6%	20.6%	14.0%	14.1%	6.3%	7.4%	7.8%	2.5x	2.6x	4.1x	4.7x	8%	7%
	Mean – All (13 Companies)				**10.4x**	**9.9x**	**13.2%**	**14.4%**	**9.6%**	**11.2%**	**6.6%**	**6.8%**	**7.2%**	**1.9x**	**2.1x**	**4.0x**	**4.2x**	**7%**	**6%**
	Median – All (13 Companies)				**10.2x**	**9.6x**	**11.7%**	**13.7%**	**9.0%**	**11.3%**	**6.3%**	**7.2%**	**7.3%**	**1.9x**	**1.9x**	**4.1x**	**4.1x**	**4%**	**3%**
	Mean – LT&S (5 Companies)				**9.7x**	**9.0x**	**14.4%**	**16.4%**	**10.1%**	**13.6%**	**7.4%**	**7.4%**	**7.7%**	**2.0x**	**2.3x**	**4.1x**	**4.4x**	**12%**	**5%**
	Median – LT&S (5 Companies)				**10.2x**	**8.7x**	**13.7%**	**17.8%**	**11.0%**	**14.0%**	**7.4%**	**7.6%**	**8.1%**	**2.0x**	**2.0x**	**4.2x**	**4.2x**	**10%**	**2%**
	Mean – Diversified (8 Companies)				**10.8x**	**10.4x**	**12.5%**	**13.2%**	**9.2%**	**9.8%**	**6.1%**	**6.4%**	**6.8%**	**1.9x**	**1.9x**	**3.9x**	**4.1x**	**4%**	**6%**
	Median – Diversified (8 Companies)				**10.2x**	**9.9x**	**11.2%**	**11.7%**	**8.5%**	**8.3%**	**5.9%**	**6.4%**	**6.5%**	**1.8x**	**1.8x**	**4.1x**	**4.1x**	**4%**	**4%**
SHLX	**4/21 Prop. - Consensus**	**$14.02**	**$5.5**	**$9.1**	**N/A**	**N/A**	**12.8%**	**13.6%**	**12.1%**	**12.9%**	**8.6%**	**8.6%**	**8.6%**	**1.5x**	**1.6x**	**N/A**	**N/A**	**12%**	**2%**
SHLX	**4/21 Prop. - Adj. 4/8/22 Forecast[3]**	**$14.02**	**$5.5**	**$9.1**	**N/A**	**N/A**	**12.0%**	**12.9%**	**11.6%**	**12.5%**	**8.6%**	**8.6%**	**8.6%**	**1.3x**	**1.5x**	**N/A**	**N/A**	**3%**	**0%**
SHLX	**Current - Consensus**	**$14.25**	**$5.6**	**$9.2**	**N/A**	**N/A**	**12.6%**	**13.3%**	**11.9%**	**12.7%**	**8.4%**	**8.4%**	**8.5%**	**1.5x**	**1.6x**	**N/A**	**N/A**	**12%**	**2%**
SHLX	**Current - Adj. 4/8/22 Forecast[3]**	**$14.25**	**$5.6**	**$9.2**	**N/A**	**N/A**	**11.8%**	**12.7%**	**11.4%**	**12.3%**	**8.4%**	**8.4%**	**8.4%**	**1.3x**	**1.5x**	**N/A**	**N/A**	**3%**	**0%**

Note: Market data as of April 21, 2022; pro forma announced M&A and capital markets activity.
(1) Represents DCF less growth capex.
(2) Adjusted debt reflects 50% debt treatment for preferred equity.
(3) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels).
Source: Public disclosure, FactSet, Wall Street research, SHLX management.

INTREPID | 8

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